Exhibit 99.1

FOR IMMEDIATE RELEASE

GLOBAL BPO SERVICES ANNOUNCES

ARES CORPORATE OPPORTUNITIES FUND II, LP ENTERS INTO

AGREEMENT TO INVEST $150 MILLION IN CONVERTIBLE PREFERRED STOCK OF

GLOBAL BPO UPON CLOSING OF ACQUISITION OF STREAM HOLDINGS

GLOBAL BPO AGREES TO TENDER FOR UP TO 20.625 MILLION COMMON SHARES

AT $8.00 PER SHARE FOLLOWING CLOSE OF STREAM ACQUISITION

STREAM AND GLOBAL BPO AGREE TO REVISE THE PURCHASE PRICE

FOR THE ACQUISITION OF STREAM TO $200 MILLION

BOSTON, MA. – June 2, 2008 – Global BPO Services Corp. (AMEX:OOO.U) announced today several matters in connection with its proposed acquisition of Stream Holdings Corporation (“Stream”), a leading provider of global customer relationship management (“CRM”) and other business process outsourcing (“BPO”) services to Fortune 1000 companies.

Global BPO Services Corp. (the “Company” or “Global BPO”) entered into an agreement to sell 150,000 shares of preferred stock for $150 million to an investment fund managed by an affiliate of and within the private equity group of Ares Management LLC (collectively, “Ares”). The shares of preferred stock will be convertible into common stock of Global BPO at $8.00 per share (subject to adjustment); bear an annual dividend rate of 3% calculated semi-annually (payable in additional stated value or cash at the company’s option); be convertible at the Company’s option after two years; if the common shares of the Company trade at a price which exceeds $12.00 per share for at least 20 trading days within a period of 30 consecutive trading days; be redeemable at the holder’s option after seven years; and will have the same voting rights as the company’s common shares. In addition, in a separate transaction, the founders of Global BPO have agreed to sell 7,500,000 warrants that were purchased by them in a private placement upon the company’s initial public offering to Ares for $.001 per warrant, or $7,500 in total. Upon closing of the transaction, Ares will have the right to appoint up to three members to the Board of Directors of Global BPO. The closing of the convertible preferred share transaction is subject to applicable regulatory approvals, Global BPO stockholder approval and the closing of the proposed Stream acquisition, as well as other customary closing conditions. In the event that the total number of shares of Global BPO common stock elected by stockholders to be converted into a pro rata portion of the cash held in the trust account is greater than zero but less than or equal to 9,374,999 shares of common stock, Ares will receive a pro rata increase in the number of common shares into which the convertible preferred shares are convertible up to a maximum of 6,250,000 additional shares of common stock.

Global BPO will use the proceeds from the issuance of the convertible preferred shares and its other available cash resources (including availability under its proposed revolving credit facility and term debt of approximately $108,000,000) to tender for the purchase of up to 20,625,001 shares of its outstanding common stock at $8.00 per share. Global BPO will commence the tender offer shortly after the closing of the Stream and convertible preferred stock transactions, and the offer will remain open for 20 business days. The tender offer will be available to all holders of outstanding shares of common stock; the founding shareholders of Global BPO and Ares have agreed not to participate in the tender offer.

Stream remained a leader in providing global customer relationship management and other business process outsourcing services to Fortune 1000 companies as it continued its growth in the BPO market with its expansion into several new international sites in fiscal year 2007. In conjunction with the Ares convertible preferred share transaction, Global BPO and Stream have revised their merger agreement to reflect a reduction in the purchase price from $225,800,000 to $200,000,000, which will be paid by a combination of cash and the assumption or replacement of outstanding indebtedness of Stream. The purchase price is subject to increase based on the timing of the closing. No shares of Global BPO stock will be issued in the merger transaction with Stream.

Scott Murray, Chairman and Chief Executive of Global BPO, said; “We are excited to partner with Ares to complete our proposed acquisition of Stream. Ares is a terrific strategic investor for us in this transaction. They have a deep understanding of both the services industry and capital markets”. Murray went on to say, “The combination of the tender offer and the reduction in the Stream purchase price provides both an attractive value proposition and liquidity option for our stockholders. We believe that for those wishing to tender, our proposal offers a cash value in excess of the liquidation value of the trust fund, and for those wishing to hold their shares, Global BPO represents an excellent opportunity for those stockholders to partner with a proven executive team, build on the strong momentum in the Stream business and to invest along side a world class professional investment firm.”

David Kaplan, Senior Partner of Ares, said; “We are excited to have the opportunity to partner with Scott and his team to build on the growth and earnings potential that has already been created at Stream. We believe that Scott’s vision to create an integrated BPO company will offer international corporations the opportunity to select a world-class provider of BPO Services across many unique corporate functions using common technology architecture. Ares knows Stream and Scott Murray well, as our firm was an investor in its mezzanine debt securities when the company was led by Scott.”

Stream provides CRM and other BPO services to leading technology, communications and consumer electronics companies. Stream has approximately 15,000 employees with 30 service locations in 16 countries, including the United States, Canada, Europe, North Africa, India and Latin America. Stream reported revenues of $484 million in the year ended December 31, 2007, as compared to revenues of $405 million for the year ended December 31, 2006.

The closing of the Stream acquisition is subject to customary closing conditions, including the approval of the holders of a majority of outstanding shares of common stock of Global BPO issued in its initial public offering in October 2007 (the “IPO”). The closing is also subject to holders of less than 30% of Global BPO’s shares of common stock issued in the IPO electing to exercise their conversion rights. Assuming these conditions are met, Global BPO anticipates completing the acquisition in the third quarter of 2008.

The company will host a conference call for investors and analysts today, June 2, 2008, at 5:00 pm EDT. The conference call details are as follows:

United States: (800) 230-1092

International: (612) 234-9960

For more information contact:

Scott Murray, CEO

617-517-3250

scottmurray@globalbpo.biz

About Global BPO Services Corp.

Global BPO has filed with the U.S. Securities and Exchange Commission (SEC) a preliminary proxy statement, as amended, in connection with the proposed acquisition of Stream and plans to mail a definitive proxy statement and other relevant documents to Global stockholders once the proxy statement is declared effective by the United States Securities & Exchange Commission. Stockholders of Global BPO and other interested persons are advised to read, when available, Global BPO’s preliminary proxy statement, and amendments thereto, and definitive proxy statement in connection with Global BPO’s solicitation of proxies for the special meeting to be held to approve the acquisition because these proxy statements will contain important information about Global BPO, Stream and the proposed acquisition. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the acquisition. Stockholders will also be able to obtain a copy of the preliminary and definitive proxy statements, without charge at the SEC’s Internet site at http://www.sec.gov or by directing a request to: Global BPO Services Corp., 125 High Street, 30th Floor, High Street Tower, Boston, MA 02110, telephone (617) 517-3248.

Global BPO is a special purpose acquisition corporation (a “SPAC”) formed in June of 2007 for the purpose of acquiring a business process outsourcing company. Global BPO consummated its initial public offering on October 23, 2007. Subject to completion of its pending acquisition of Stream, Global BPO as a SPAC has not yet commenced any material business activities.

About Ares Management LLC.

Founded in 1997 by a group of highly experienced investment professionals, Ares manages investment capital in private equity, capital markets (principally leveraged loans, high-yield bonds, and distressed debt), and private debt (primarily through Ares Capital Corporation [NASDAQ: ARCC], a publicly-traded specialty finance company). Through these three complementary lines of business, Ares has the ability to provide capital to companies at any place in the capital structure and at any stage of development. Ares is an SEC registered investment advisor and has grown committed capital under management from approximately $3.8 billion of committed capital in 2003 to in excess of $25 billion as of mid-2008. As of June 2008, Ares (based on Los Angeles, California) has more than 240 employees with offices in Los Angeles, New York and London. For more information, visit the Ares website at http://www.aresmgmt.com.

Additional Information

Global BPO and its directors and its officers may be deemed participants in the solicitation of proxies from Global BPO’s stockholders. A list of the names of those directors and the officers and descriptions of their interests in Global BPO is contained in Global BPO’s prospectus dated October 18, 2007, which is filed with the SEC, and will also be contained in Global BPO’s proxy statement when it becomes available. Global BPO’s stockholders may obtain additional information about the interests of its directors and officers in the acquisition by reading Global BPO’s proxy statement.

Upon commencement of the tender offer, Global BPO will file with the SEC a tender offer statement on Schedule TO and related exhibits, including the offer to purchase, letter of transmittal and other related documents. Shareholders should read the offer to purchase and the tender offer statement on Schedule TO and related exhibits when such documents are filed and become available, as they will contain important information about the tender offer.

Shareholders can obtain these documents when they are filed and become available free of charge from the SEC’s website at http://www.sec.gov, or from Global BPO at the address shown above.

Forward-looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management Global BPO concerning the proposed acquisition of Stream and other future events and their potential effects on Global BPO and Stream. The statements, analyses, and other information contained herein relating to the proposed acquisition, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation: (1) whether the shareholders of Global BPO approve the proposed acquisition and proposed sale of preferred stock; (2) the satisfaction of the other conditions to closing specified in both the merger agreement and preferred stock purchase agreement; (3) the ability of Global BPO to obtain all necessary stockholder approvals prior to the termination of the merger agreement and preferred stock purchase agreement (October 1, 2008); and (4) the closing of Global BPO’s proposed bank credit facility. The ability of Global BPO and Stream to achieve forecasted results are subject to various risks and uncertainties, including: (1) the ability to successfully combine the businesses of Global BPO and Stream; (2) operating costs and business disruption following the acquisition, including adverse effects on relationships with employees; (3) changes in the stock market and interest rate environment that affect revenues; (4) the ability of Stream to retain its existing customers and attract new customers following the closing; (5) retention of key employees following closing; (6) general economic conditions such as inflation or recession; (7) general political and social conditions such as war, political unrest and terrorism; (8) ability to maintain or increase billing and utilization rates; (9) success of expansion internationally; (10) competition; (11) ability to move the product mix into higher margin businesses; (12) operating Stream as a public company; (13) healthcare and benefit cost management; and (14) currency fluctuation and exchange rate adjustments. The foregoing is intended only to identify certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the reports and documents filed from time to time by us and to be filed in the future by us with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements to reflect subsequent events or circumstances.